EXHIBIT 10.2

Execution Version

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”), dated as of December 29, 2022, by and between TPCO Holding Corp., f/k/a “Subversive Capital Acquisition Corp.” (“TPCO”) and SC Branding, LLC (“SC Branding” and together with TPCO, the “Parties”, and each, a “Party”).

Recitals

WHEREAS, the Parties are parties to that certain Brand Strategy Agreement, dated November 24, 2020 (the “Agreement”) setting forth the terms and conditions of the strategic relationship between SC Branding and TPCO with respect to the provision of services by SC Branding and Shawn C. Carter p/k/a JAY-Z (“Artist”) in support of TPCO’s and its subsidiaries’ business designing, manufacturing, marketing and selling of Cannabis products for medicinal and recreational use (the “Strategic Relationship”); and

WHEREAS, the Parties hereto desire to terminate the Agreement and the Strategic Relationship, effective on the date hereof, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Termination Agreement have the respective meanings assigned to them in the Agreement.

2. Termination of Agreement. Effective on the date hereof, the Parties agree that except for the obligations set forth in Section 4.3(a), Section 6.2(f), (g) and (h), Section 7, Section 8, Section 10 and Section 11 of the Agreement, which shall survive indefinitely and the rights to use the Artist’s Personality Rights for ninety (90) days after the date hereof, which shall survive for such ninety (90)-day period as described in Section 5.4 and Section 9.7 of the Agreement (such sections, collectively, the “Surviving Sections”), all other terms and provisions of the Agreement are hereby satisfied, terminated and shall have no further force nor effect, and neither Party has any ongoing obligations (including any obligations with respect to any payments) other than as expressly provided in the Surviving Sections. For the avoidance of doubt this termination is made by mutual agreement and not pursuant to Section 9.1, 9.2, 9.3 or any other provision of the Agreement.

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3. Mutual Release.

(a) In consideration of the covenants, agreements and undertakings of the Parties under this Termination Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the Agreement, or otherwise from any cause or event, except, for the avoidance of doubt, this release shall not apply to any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Termination Agreement or for the Surviving Sections under the Agreement. For the avoidance of doubt, nothing herein shall be deemed to be a Release by any Releasor and “Claims” shall not include any Claims for indemnification or for insurance coverage pertaining to any acts or omissions as an officer, directors or other representative of the Company, whether at law, under the by-law or organizational documents of the Company or otherwise.

(b) Each Party, on behalf of itself and each of its respective Releasors, understands that it may later discover Claims or facts that may be different than, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 3, and which, if known at the time of signing this Termination Agreement, may have affected this Termination Agreement and such Party’s decision to enter into it and grant the release contained in this Section 3. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist or previously existed, as set forth in the release contained in this Section 3, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

(c) In furtherance of the foregoing, each Party acknowledges and agrees that it is such Party’s intention to forever bar every released Claim, whether known or unknown to such Party at this time or discovered later, as stated more fully above. Each Party understands and acknowledges that there are laws that may invalidate releases of claims that are unknown to the releasing party. Each Party hereby expressly waives any protection to which such Party may otherwise be entitled against the Releasees by virtue of any such law. In particular, and not by way of limitation, each Party represents and acknowledges that such Party is familiar with Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of

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executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Each Party hereby waives and relinquish any rights or benefits, which such Party has or may have under Section 1542 of the California Civil Code or any similar applicable law of any state. In waiving the application of these laws, each Party acknowledges that such Party may hereafter discover facts or claims in addition to those now known to such Party, but that such Party has taken that possibility into account in determining the consideration to be given and received under this Termination Agreement. This general release shall remain in effect, notwithstanding the discovery or existence of any such additional facts or claims.

4. Mutual Representations. Each Party hereby represents and warrants to the other that (a) it has the power, authority and right to enter into this Termination Agreement; (b) it has duly executed and delivered this Termination Agreement, and it constitutes a valid and legally binding obligation, enforceable against it in accordance with its terms; and (c) it (i) knows of no Claims against the other Parties relating to or arising out of the Agreement that are not covered by the release contained in Section 3 and (ii) has neither assigned nor transferred any of the Claims released herein to any person or entity and no person or entity has subrogated to or has any interest or rights in any Claims. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 4 OF THIS TERMINATION AGREEMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY'S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT, IN ENTERING INTO THIS TERMINATION AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY ANY OF THE OTHER PARTIES, OR ANY OTHER PERSON ON SUCH OTHER PARTY'S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 4. The Parties declare that except as expressly set forth herein, no representation concerning the nature and extent of the matters covered by and released by this agreement by any other Party or any attorney, agent, or other representative acting on behalf of Parties, nor any representation by them regarding the nature and extent of the legal liability or financial responsibility of Parties, has induced them to make this settlement or enter into this Termination Agreement. In deciding to enter into this Termination Agreement, Parties declare that they have had the opportunity to ask all questions, review all documents and make all investigations into facts that they have deemed necessary to enter into this Termination Agreement, and have taken into consideration and ascertained the possibility of the foregone amounts hereunder and any other unascertained compensatory, exemplary, punitive, or statutory damages. The Parties agree that they are entering into this Termination Agreement as a resolution of all unknown and unanticipated damages resulting from the Agreement and the matters and circumstances in connection therewith, or otherwise arising between the Parties whether known or unknown, and the Parties agree that they are executing this Termination Agreement and consummating the transactions contemplated hereby as a resolution of all possible damages that could be awarded to the Parties. Each Party acknowledges that either he/it or his/its authorized agent(s) has read the foregoing,

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understands its contents, has had the opportunity to discuss its contents with counsel of their own choosing, and has signed this Termination Agreement of his/its own voluntary act.

5. Public Announcements. There shall be no public announcements related to this Termination Agreement except as provided in a certain Services Agreement between the Parties dated as of even date herewith.

6. Indemnification and Insurance.

(a) Without limiting the indemnification rights in the Surviving Provisions, or any other rights available to the Artist Indemnified Parties, TPCO and its affiliated entities (the “TPCO Entities”) shall indemnify, defend and hold Lender, Artist and each of its affiliates (and each of their respective members, managers, directors, officers, employees, agents and Affiliates, as applicable, collectively, the “Artist Indemnified Parties”) harmless from and against any and all obligations, damages, losses, expenses (including reasonable outside attorneys’ fees), causes of action, claims or demands (collectively, “Losses”) incurred by such Artist Indemnified Parties arising from any third-party demands, claims, actions, causes of action, suits, proceedings, investigations or inquiries, or any settlement thereto, and all related expenses, including, but not limited to, all litigation expenses (including reasonable outside attorneys’ fees and court costs) (all of the foregoing, collectively, “Claims”) that arise from or in connection with the business or other activities of the TPCO Entities (or any of them), past, present or future except to the extent caused by gross negligence or willful misconduct of any Artist Indemnified Party. If SC Branding becomes aware of any circumstances of any Claim that might or does give rise to a claim for indemnification, then SC Branding shall promptly notify TPCO in writing of any such cause of action, claim or demand, and TPCO shall take control of the defense and investigation of such Claim and employ counsel reasonably acceptable to SC Branding, at TPCO’s sole cost and expense. Failure or delay in providing such notice shall not relieve TPCO of its indemnification obligations, except to the extent TPCO demonstrates that the defense or settlement of the Claim has been prejudiced thereby. TPCO may settle a Claim without the prior written consent of the Artist Indemnified Party, provided TPCO will not enter into any settlement that (i) provides for any relief other than the payment of monetary damages payable solely by TPCO, (ii) includes an admission of wrongdoing on the part of any Artist Indemnified Party or (iii) does not include as an unconditional term thereof the giving by the third-party claimant to the Artist Indemnified Party of a release from all liability in respect thereof. The Artist Indemnified Party will have the right, but not the obligation, to employ separate counsel and participate in the defense of any such Claim at its sole cost (unless such separate counsel is required due to a conflict of interest with TPCO’s counsel, in which case TPCO shall indemnify and reimburse the Artist Indemnified Party for the cost of its separate counsel). If TPCO does not confirm agreement to conduct the defense on behalf of the Artist Indemnified Party at its sole cost within thirty (30) days following SC Branding’s request therefor, the Artist Indemnified Party may defend against such Claim and consent to the entry of any judgment in each case in consultation with TPCO; provided that the Artist Indemnified Party shall in no event settle any Claim without the prior consent of TPCO, such consent not to be unreasonably withheld, conditioned or delayed. TPCO shall pay for reasonable expenses to the Artist

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Indemnified Party on reasonable intervals as an integral part of its indemnification obligations hereunder. The obligations of the TPCO Entities under this Section 6(a) shall survive for a period of five (5) years and the TPCO Entities shall have no indemnification obligations under this Agreement with respect to any Claims that arise after the five (5)- year anniversary of this Agreement. For the avoidance of doubt, the obligations in this Section 6(a) shall continue to apply after the end of such five (5)-year period with respect to any Claims arising during such five (5)-year period.

(b) TPCO shall maintain, and cause its affiliates to maintain, insurance with respect to its businesses and operations for a period of not fewer than two (2) years following the date hereof in amounts and with coverages that are not materially less than that in effect on the date hereof and shall provide evidence thereof on request. The ROC Indemnified Parties and their successors and assigns shall be listed as an additional insured on such policies.

7. Miscellaneous.

(a) This Termination Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Termination Agreement or the negotiation, execution or performance of this Termination Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Termination Agreement) will be governed by and construed in accordance with the internal laws of the state of California applicable to agreements executed and performed entirely within such State.

(b) This Termination Agreement and each of the terms and provisions hereof may only be amended, modified, waived or supplemented by an agreement in writing signed by each Party hereto.

(c) No Party may assign, transfer or delegate any or all of its rights or obligations under this Termination Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment will relieve the assigning Party of any of its obligations hereunder. Any attempted assignment, transfer or other conveyance in violation of the foregoing will be null and void. This Termination Agreement will inure to the benefit of and be binding upon each of the Parties and each of their respective successors and permitted assigns.

(d) This Termination Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement.

(e) For purposes of this Termination Agreement, (i) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Termination Agreement as a whole; (iv) words denoting the

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singular have a comparable meaning when used in the plural, and vice-versa; and (v) words denoting any gender include all genders. The Parties drafted this Termination Agreement without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

(f) The headings in this Termination Agreement are for reference only and do not affect the interpretation of this Termination Agreement.

(g) If any term or provision of this Termination Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Termination Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(h) This Termination Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

SC BRANDING LLC

By:	/s/ Desiree Perez
Name:	Desiree Perez
Title:	Authorized Signatory

TPCO HOLDING CORP.

By:	/s/ Troy Datcher
Name:	Troy Datcher
Title:	CEO

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